UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

Audentes Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37833	46-1606174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, CA	94108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Phone Number, including Area Code: (415) 818-1001

Not Applicable

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.00001 per share	BOLD	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 2, 2019, Astellas Pharma Inc., a company organized under the laws of Japan (“Parent”), Asilomar Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Audentes Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), at a price per share equal to $60.00 (the “Offer Price”), net to the seller in cash, without interest, and subject to withholding taxes required by applicable law.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including (i) that the number of Shares validly tendered and not validly withdrawn, together with any Shares then owned by Parent and its controlled affiliates, is one share more than one half of all Shares then outstanding; (ii) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any judgment, order or injunction by any governmental authority of competent jurisdiction preventing the consummation of the Offer or the Merger (as defined below) or any law that makes the consummation of the Offer or Merger illegal; (iv) the accuracy of the Company’s representations and warranties contained in the Merger Agreement, except, in most cases, for inaccuracies that have not had a Company Material Adverse Effect; (v) the Company’s performance in all material respects of its obligations under the Merger Agreement; (vi) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and (vii) the other conditions set forth in Annex I to the Merger Agreement.

The Offer will remain open until midnight, New York City time at the end of the 20th business day following the commencement of the Offer, unless extended or terminated in accordance with the terms of the Merger Agreement or as required by applicable law. Following consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Parent (the “Merger”). The Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Merger Sub and the Company without a stockholder vote pursuant to the DGCL as soon as practicable following the consummation of the Offer.

In the Merger, each outstanding Share (other than (i) the Shares held in the treasury of the Company or owned by Parent or Merger Sub immediately prior to the effective time of the Merger (the “Effective Time”) and (ii) Shares as to which appraisal rights have been perfected in accordance with the DGCL) will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”). Immediately prior to the Effective Time, all unvested stock options and unvested restricted stock units will become fully vested, and at the Effective Time, each stock option and restricted stock unit will be canceled and converted into the right to receive an amount in cash equal to the Merger Consideration (or, in the case of stock options, the difference between the Merger Consideration and the applicable per share exercise price), less any applicable tax withholding.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Offer, the Merger, Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of the stockholders of the Company, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and (iii) resolved, subject to the terms and conditions of the Merger Agreement, to recommend acceptance of the Offer by the stockholders of the Company.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub, and the Company. The Merger Agreement also contains customary covenants, including a covenant of the Company not to solicit, initiate, propose or knowingly encourage any inquiries or submission of any alternative acquisition proposal, or to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such proposal, subject to customary exceptions for the Company to respond to unsolicited proposals to the extent the Board determines in good faith that the failure to do so would be inconsistent with the fiduciary duties of the Board and other requirements contained in the Merger Agreement.

The Merger Agreement contains customary termination provisions, including the right of the Company in certain circumstances to terminate the Merger Agreement and accept a Superior Proposal (as defined in the Merger Agreement). Upon the termination of the Merger Agreement under specified circumstances, including if the Company terminates the Merger Agreement to accept a Superior Proposal, the Company will be required to pay Parent a termination fee of $104.1 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosures provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosures include information that modifies, qualifies, and creates exceptions to the representations, warranties, and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub, and Parent, rather than establishing matters of fact and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties and covenants in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub, or Parent and investors should not rely on such representations, warranties and covenants as actual facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2019, the Company entered into amendments to the existing employment agreements of Matthew Patterson, the Company’s Chief Executive Officer and Chairman, Natalie Holles, the Company’s President and Chief Operating Officer, and Thomas Soloway, the Company’s Executive Vice President and Chief Financial Officer (the “Retention Agreements”). The existing employment agreements of Messrs. Patterson and Soloway and Ms. Holles will remain in full force and effect, other than as modified pursuant to the Retention Agreements. The Retention Agreements will become effective as of, and are contingent upon, the closing of the Merger.

Under Mr. Patterson’s Retention Agreement, he will serve as a Strategic Advisor to the Company with an expected time commitment of 25% of that of a full-time executive. Mr. Patterson’s base salary will be $141,500 per year, with proportional adjustments to his bonus and his severance entitlements. He will be eligible to receive an aggregate cash retention award in an amount equal to $283,000, which shall vest in two equal annual installments on each of the first and second anniversaries of the closing of the Merger, subject to his continued engagement by the Company from the closing of the Merger until the applicable vesting date. Each installment will be subject to Mr. Patterson executing a general release of claims. If Mr. Patterson’s engagement as a service provider is terminated by the Company without Cause (as defined in his existing employment agreement) or as result of his resignation for Good Reason (as amended pursuant to his Retention Agreement, as described below), or due to his death or disability, he will be eligible to receive any unpaid portion of his cash retention award, subject to his execution of a release of claims in the event of a termination without Cause or a resignation for Good Reason.

Under Ms. Holles’ Retention Agreement, she will serve as the President and Chief Executive Officer of the Company with a base salary of $566,000 and a target bonus for the first calendar year in which the closing of the Merger occurs of 55% of her base salary. She will be eligible to receive an aggregate cash retention award in an amount equal to $3,396,000, which shall vest in two equal installments on each of the first and second anniversaries of the closing of the Merger, subject to her continued employment with the Company from the closing of the Merger until the applicable vesting date. Each installment will be subject to Ms. Holles executing a general release of claims. If Ms. Holles’ employment is terminated by the Company without Cause (as defined in her existing employment agreement) or as a result of her resignation for Good Reason (as amended pursuant to her Retention Agreement, as described below), or due to her death or disability, she will be eligible to receive any unpaid portion of her cash retention award, subject to her execution of a release of claims in the event of a termination without Cause or a resignation for Good Reason. In addition, in the event of a termination without Cause or a resignation for Good Reason, Ms. Holles will be entitled to the severance described in her existing employment agreement; provided that if such termination occurs in connection with a change of control of the Company pursuant to Section 9.3 of her existing employment agreement, her severance benefits will be increased such that (i) the lump sum payment pursuant to Section 9.3(b) of her existing employment agreement will be equal to 24 months of her then-current base salary, (ii) the lump sum payment pursuant to Section 9.3(c) of her existing employment agreement will be equal to 200% of her target bonus for the then-current fiscal year and (iii) the “Benefit Continuation Period” pursuant to Section 9.3(d) of her existing employment agreement will be equal to 24 months.

Under Mr. Soloway’s Retention Agreement, he will continue to serve as the Company’s Executive Vice President and Chief Financial Officer with his current base salary, target bonus and severance entitlements. He will be eligible to receive an aggregate cash retention award in an amount equal to $1,732,000, which shall vest in two equal installments on each of the first and second anniversaries of the closing of the Merger, subject to his continued employment with the Company from the closing of the Merger until the applicable vesting date. Each installment will be subject to Mr. Soloway executing a general release of claims. If Mr. Soloway’s employment is terminated by the Company without Cause (as defined in his existing employment agreement) or as a result of his resignation for Good Reason (as amended pursuant to his Retention Agreement, as described below), or due to his death or disability, he will be eligible to receive any unpaid portion of his cash retention award, subject to his execution of a release of claims in the event of a termination without Cause or a resignation for Good Reason.

Under the Retention Agreements with Ms. Holles and Mr. Soloway, “Good Reason” means any of the following taken without the executive’s written consent and provided (a) the Company receives, within 30 days following the occurrence of any of the events set forth in clauses (i) through (iii) below, written notice from the executive specifying the specific basis for the executive’s belief that the executive is entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within 30 days after receipt of such written notice thereof, and (c) the executive terminates employment within the earlier of ten days following expiration of such cure period or receipt from the Company that such deficiencies will not be cured: (i) the assignment to the executive of duties that are substantially inconsistent with the professional skills associated with the executive’s position immediately prior to the closing of the Merger and if such assignment is a material diminution in the executive’s duties prior to such assignment; (ii) a decrease in the executive’s base salary and target bonus, combined, by more than 10% (other than in connection with a general decrease in the cash compensation of all other officers); and (iii) the relocation of the executive to a facility or a location more than 25 miles from the executive’s then current location. However, Ms. Holles and Mr. Soloway will not have “Good Reason” to terminate employment solely because of the Merger or because, after the closing of the Merger, the Company will no longer be an independent company publicly traded on a U.S. securities exchange and they will be employed by a subsidiary of Parent.

Under the Retention Agreement with Mr. Patterson, “Good Reason” means any of the following taken without his written consent and provided (a) the Company receives, within 30 days following the occurrence of any of the events set forth in clauses (i) and (ii) below, written notice from him specifying the specific basis for his belief that he is entitled to terminate for Good Reason, (b) the Company fails to cure the event constituting Good Reason within 30 days after receipt of such written notice thereof, and (c) he terminates within the earlier of ten days following expiration of such cure period or receipt from the Company that such deficiencies will not be cured: (i) a decrease in his base salary and target bonus, combined, by more than 10% (other than in connection with a general decrease in the cash compensation of all other officers); and (ii) the relocation of Mr. Patterson to a facility or a location more than 25 miles from his then current location. However, Mr. Patterson will not have “Good Reason” to terminate as a service provider (x) solely because of the Merger or because, after the closing of the Merger, the Company will no longer be an independent company publicly traded on a U.S. securities exchange and he will be engaged by a subsidiary of Parent, (y) due to a change in compensation contemplated by his Retention Agreement, or (z) in connection with the transition of his role to that of a strategic advisor or his potential transition from an employee to a consultant.

The foregoing description of the Retention Agreements is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Retention Agreements, while are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2019, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information about the Acquisition and Where to Find It

The tender offer for the outstanding shares of common stock of Audentes has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Audentes common stock, nor is it a substitute for the tender offer materials that Astellas and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Astellas will file a tender offer statement on Schedule TO with the SEC, and thereafter Audentes will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY AUDENTES’ STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Audentes’ stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Audentes by contacting Audentes at ir@audentestx.com or by phone at 1-415-818-1033. In addition, the tender offer statement, the related letter of transmittal and certain other tender offer documents and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov, upon filing with the SEC. In addition to these documents, Audentes files annual, quarterly and current reports and other information with the SEC. These filings with the SEC are also available to the public for free at the SEC’s website at www.sec.gov. In addition, the solicitation/recommendation statement and the other documents filed by the Audentes with the SEC are available to all stockholders of Audentes free of charge at http://investors.audentestx.com/sec-filings.

AUDENTES’ STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9 CAREFULLY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO, AS WELL AS IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF AUDENTES’ COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

Cautionary Notice Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” relating to the acquisition of Audentes by Astellas. Such forward-looking statements include, but are not limited to, the ability of Audentes and Astellas to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer contemplated thereby and the other conditions set forth in the Merger Agreement, statements about the expected timetable for completing the transaction, Astellas’ and Audentes’ beliefs and expectations and statements about the benefits sought to be achieved in Astellas’ proposed acquisition of Audentes, the potential effects of the acquisition on both Astellas and Audentes, and the possibility of any termination of the Merger Agreement. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should”, “predict”, “goal”, “strategy”, “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. Audentes has based these forward-looking statements on current expectations and projections about future events and trends that it believes may affect the financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs of Audentes, but there can be no guarantee that such expectations and projections will prove accurate in the future.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of Audentes’ stockholders will tender their shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Merger and the Offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on Audentes’ business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; and the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability. Moreover, Audentes operates in very competitive and rapidly changing environment, and new risks emerge from time to time. Although Audentes believes that the expectations reflected in such forward-looking statements are reasonable, it cannot guarantee future events, results, actions, levels of activity, performance or achievements, business and market conditions, the timing and results of biotechnology development and potential regulatory approval and whether the conditions to the closing of the proposed transaction are satisfied on the expected timetable or at all. Forward-looking statements are also subject to risks and uncertainties pertaining to the business of Audentes, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Audentes’ Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of Audentes’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Audentes’ other filings with the SEC, other unknown or unpredictable factors could also affect Audentes’ results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this Form 8-K is provided only as of the date hereof, and no party undertakes any obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger, dated as of December 2, 2019, by and among Astellas Pharma Inc., Asilomar Acquisition Corp., and Audentes Therapeutics, Inc.*

10.1	Retention Agreement between the Company and Matthew Patterson, dated November 30, 2019

10.2	Retention Agreement between the Company and Natalie Holles, dated November 30, 2019

10.3	Retention Agreement between the Company and Thomas Soloway, dated November 30, 2019

99.1	Joint Press Release issued by Astellas Pharma Inc. and Audentes Therapeutics, Inc., dated December 2, 2019

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

Date: December 2, 2019	By:	/s/ Matthew R. Patterson
Matthew R. Patterson
Chairman and Chief Executive Officer